Exhibit 1
                             UNDERWRITING AGREEMENT



                                                              March 26, 1998


Fortune Brands, Inc.
1700 East Putnam Avenue
Old Greenwich, Connecticut  06870-0811

Dear Sirs:

         We (the "Manager") understand that Fortune Brands, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its 6.25% Notes Due 2008 (the "Debt Securities" or the "Offered Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the "Underwriters") agree to purchase $200,000,000 principal amount of the Debt Securities at 98.873% of the principal amount of such Debt Securities and accrued interest from March 31, 1998, if any, to the date of payment and delivery.

                                                       Principal Amount
        Name of Underwriter                           of Debt Securities
        -------------------                           ------------------

Morgan Stanley & Co. Incorporated                        $ 68,000,000
Goldman, Sachs & Co.                                       66,000,000
J.P. Morgan Securities Inc.                                66,000,000
                                                         ------------
                                                         $200,000,000


         Upon delivery of such Offered Securities, the Underwriters will pay for such Offered Securities at a closing to be held at the offices of the Company at 1700 East Putnam Avenue, Old Greenwich, Connecticut at 10:00 a.m. (New York time) on March 31, 1998, or at such other time, not later than April 7, 1998, as shall be designated by the Manager.

         The Debt Securities shall have the following terms:


    Maturity:                          April 1, 2008
    Interest Rate:                     6.25% per annum
    Redemption Provisions:             Not redeemable by the
                                        Company prior to Maturity
    Interest Payment Dates:            April 1 and October 1,
                                        commencing October 1, 1998
                                        (the Interest payable on
                                        October 1, 1998 being in
                                        respect of the period
                                        commencing March 31, 1998)
    Form and Denomination:             Global Security held
                                        through the book-entry
                                        facilities of The
                                        Depository Trust Company

         All the provisions (other than the provisions of Article VII) contained in the document entitled Fortune Brands, Inc. Underwriting Agreement Standard Provisions (Debt Securities, Warrants to Purchase Debt Securities and Foreign Currency Warrants) dated March 26, 1998, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. The term "Manager" as used therein shall mean Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., whose authority thereunder may be exercised by them jointly or by Morgan Stanley & Co. Incorporated alone.

                                              Very truly yours,


                                              MORGAN STANLEY & CO. INCORPORATED
                                              Acting severally and on behalf
                                              of itself and the other
                                              Underwriters referred to above


                                              By /s/Harold J. Hendershott III
                                                -----------------------------
                                                Harold J. Hendershott III
                                                Vice President


Accepted:

FORTUNE BRANDS, INC.

By  /s/ Mark Hausberg
   ------------------------------
   Mark Hausberg
   Vice President and Treasurer

                              FORTUNE BRANDS, INC.




                             UNDERWRITING AGREEMENT
                      STANDARD PROVISIONS (DEBT SECURITIES,
                      WARRANTS TO PURCHASE DEBT SECURITIES
                         AND FOREIGN CURRENCY WARRANTS)



March 26, 1998

         From time to time, FORTUNE BRANDS, INC., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.


                                       I.


         The Company proposes to issue and sell from time to time certain of (a) its debt securities (the "Debt Securities") to be issued pursuant to the provisions of an Indenture dated as of July 15, 1988, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as Trustee (the "Trustee"), (b) its Warrants (the "Debt Warrants") to purchase Debt Securities (such Debt Securities to be purchasable through the exercise of Debt Warrants being referred to herein as the "Debt Warrant Securities") to be evidenced by warrant certificates (the "Warrant Certificates") and to be issued pursuant to the provisions of the Debt Warrant Agreement identified in the Underwriting Agreement and (c) up to $100,000,000 of options, warrants or other rights (the "Foreign Currency Warrants") representing the right to receive from the Company the cash value in U.S. dollars of the right to sell and/or purchase the Base Currency Amount of the Base Currency (each as identified in the Underwriting Agreement) for a designated amount of U.S. dollars, the Foreign Currency Warrants to be issued pursuant to the provisions of the Currency Warrant Agreement identified in the Underwriting Agreement. The Debt Securities may be convertible into Common Stock, par value $3.125 per share, of the Company ("Common Stock") as provided in or pursuant to the Indenture, and Preferred Share Purchase Rights (the "Rights") may be delivered with Common Stock upon conversion of any convertible Debt Securities. The Debt Securities, Debt Warrants and Foreign Currency Warrants to be sold pursuant to this Agreement, but not the Debt Warrant Securities or the Common Stock or Rights, if any, issuable or deliverable upon conversion of any convertible Debt Securities, are collectively referred to herein as the "Offered Securities". The Debt Securities, Debt Warrants and Foreign Currency Warrants will have or be of varying designations, maturities, rates and times of payment of interest, selling prices, exercise prices, conversion prices, expiration dates, redemption terms, currencies and other terms.

         The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements relating to the Debt Securities, Debt Warrants and Foreign Currency Warrants and the shares of Common Stock and Rights, if any, issuable or deliverable upon conversion of any convertible Debt Securities, has filed such amendments thereto as may have been required to the date of the Underwriting Agreement and has filed with, or mailed for filing to, or shall promptly hereafter file with or mail for filing to, the Commission a prospectus supplement specifically relating to the Offered Securities and the Debt Warrant Securities, if any, pursuant to Rule 424 under the Securities Act of 1933. The term "Registration Statement" means such registration statements as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement relating to the Debt Securities, the Debt Warrants and the Foreign Currency Warrants, as updated from time to time. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Offered Securities and the Debt Warrant Securities, if any, as filed with, or mailed for filing to, or as shall promptly hereafter be filed with or mailed for filing to, the Commission pursuant to such Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Securities and the Debt Warrant Securities, if any, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

         The term "Underwriters' Securities" means the Offered Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.


                                       II.


         If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Exhibit A attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount and number of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

         If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the principal amount and number of Contract Securities shall be deducted from the principal amount and number of Offered Securities to be purchased by the several Underwriters and the aggregate principal amount or number of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount or number, as the case may be, of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.


                                      III.


         The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.


                                       IV.


         Except as otherwise provided in this Article IV, payment for the Underwriters' Securities shall be made by wire transfer to an account designated by the Company in immediately available funds at the time, on the date and at the place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities (other than Debt Securities in registered global form or Foreign Currency Warrants in registered global form) registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery and, in the case of Underwriters' Securities that are Debt Securities in registered global form or Foreign Currency Warrants in registered global form, upon delivery to the Depositary identified in the Underwriting Agreement of a single global Debt Security or a single global Foreign Currency Warrant certificate, as the case may be, registered in the name of the Depositary or a nominee thereof, for credit to the respective accounts of the Depositary participants. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

         Delivery of any Underwriters' Securities that are (i) Debt Securities in bearer form on the Closing Date shall be initially effected by delivery of a single temporary global Debt Security without coupons (the "Global Debt Security") evidencing the Offered Securities that are Debt Securities in bearer form and (ii) Debt Warrants in bearer form shall be effected only by delivery of a single permanent global Debt Warrant (the "Global Debt Warrant") evidencing the Offered Securities that are Debt Warrants in bearer form, in each case to a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euro-clear System ("Euro-clear"), and for Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the respective accounts at Euro-clear or CEDEL of each Underwriter or such other accounts as each Underwriter may direct. Any Global Debt Security or Global Debt Warrant shall be delivered to the Manager not later than the Closing Date, against payment of funds to the Company in the net amount due to the Company for such Global Debt Security or Global Debt Warrant, as the case may be, by the method and in the form set forth herein. The Company shall cause definitive Debt Securities in bearer form to be prepared and delivered in exchange for such Global Debt Security in such manner and at such time as may be provided in or pursuant to the Indenture; provided, however, that the Global Debt Security shall be exchangeable for definitive Debt Securities in bearer form only on or after the date specified for such purpose in the Prospectus. The Offered Debt Warrants shall be evidenced only by a Global Debt Warrant until their expiration.


                                       V.


         The several obligations of the Underwriters hereunder are subject to the following conditions:

              (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission or, if any Foreign Currency Warrants are being purchased, the application for registration on Form 8-A referred to below shall be in effect and no order suspending trading or striking or withdrawing the Foreign Currency Warrants from listing on any national securities exchange shall be in effect and there shall have been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and the Manager shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate will also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

              (b) The Manager shall have received on the Closing Date an opinion of Chadbourne & Parke LLP, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B attached hereto.

              (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C attached hereto.

              (d) The Manager shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to the Manager, from Coopers & Lybrand L.L.P., independent certified public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Prospectus.

              (e) If any Foreign Currency Warrants are to be purchased hereunder, (i) not later than the date of the applicable Underwriting Agreement, a United States national securities exchange shall have accepted such Foreign Currency Warrants for listing, subject to official notice of issuance, and (ii) as of the date of the Underwriting Agreement, the Company's application for registration on Form 8-A relating to the Foreign Currency Warrants shall have become effective under the Securities Exchange Act of 1934.


                                       VI.


         In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

              (a) To furnish the Manager, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.

              (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

              (c) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

              (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Manager may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified.

              (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement and ending at the end of a fiscal quarter of the Company, which shall satisfy the provisions of
    Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations (including Rule 158) thereunder.

              (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Manager.


                                      VII.


         Each of the several Underwriters agrees with the Company that:

              (a) except to the extent permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (i) it has not offered or sold, and during the restricted period will not offer or sell, Debt Securities in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Debt Securities in bearer form that are sold during the restricted period;

              (b) it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Debt Securities in bearer form are aware that such Debt Securities may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

              (c) if it is a United States person, it is acquiring the Debt Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Debt Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

              (d) with respect to each affiliate that acquires from it Debt Securities in bearer form for the purpose of offering or selling such Debt Securities during the restricted period, it either (i) repeats and confirms the representations and agreements contained in clauses (a), (b) and (c) on its behalf or (ii) agrees that it will obtain from such affiliate for the Manager's benefit and the benefit of the Company the representations and agreements contained in clauses (a), (b) and (c); and

              (e) it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Debt Securities may be offered, sold, resold or delivered.

If Underwriters' Securities that are Debt Securities are to be distributed through a selling group consisting of banks, brokers or dealers, the Manager agrees that it shall cause each member of such selling group to enter into an agreement that it will comply with this paragraph. Terms used in this paragraph have the meanings given to them by the applicable provisions of the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.

         Each of the several Underwriters further agrees with the Company that:

              (a) except to the extent permitted under the D Rules, (i) it has not offered or sold, and will not offer or sell at any time, Debt Warrants in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) it has not delivered and will not deliver within the United States or its possessions Debt Warrants in bearer form that are sold at any time;

              (b) except to the extent permitted under the D Rules, (i) it has not offered or sold, and during the restricted period will not offer or sell, Debt Warrant Securities in bearer form to a person who is within the United States or its possessions or to a United States person, and (ii) it has not delivered and will not deliver within the United States or its possessions definitive Debt Warrant Securities in bearer form that are sold during the restricted period;

              (c) it has and throughout the restricted period will have in effect procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Debt Warrants in bearer form or Debt Warrant Securities in bearer form are aware that such Debt Warrants may not be offered or sold at any time, and such Debt Warrant Securities may not be offered or sold during the restricted period, to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

              (d) if it is a United States person, it is acquiring the Debt Warrants in bearer form and any Debt Warrant Securities in bearer form for purposes of resale in connection with their original issuance and if it retains Debt Warrants in bearer form or Debt Warrant Securities in bearer form for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

              (e) with respect to each affiliate that acquires from it Debt Warrants in bearer form or Debt Warrant Securities in bearer form for the purpose of offering or selling such Debt Warrants at any time or offering or selling such Debt Warrant Securities during the restricted period, it either
    (i) repeats and confirms the representations and agreements contained in clauses (a), (b), (c) and (d) on its behalf or (ii) agrees that it will obtain from such affiliate for the Manager's benefit and the benefit of the Company the representations and agreements contained in clauses (a), (b),
    (c) and (d); and

              (f) it will comply with or observe any other restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Debt Warrants may be offered, sold, resold or delivered.

If Underwriters' Securities that are Debt Warrants are to be distributed through a selling group consisting of banks, brokers or dealers, the Manager agrees that it shall cause each member of such selling group to enter into an agreement that it will comply with this paragraph. Terms used in this paragraph have the meanings given to them by the applicable provisions of the U.S. Internal Revenue Code and regulations thereunder, including the D Rules.


                                      VIII.


         The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the registration statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act of 1933 relating to the Debt Securities, Debt Warrants and Foreign Currency Warrants when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and
(v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to (a) statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein and (b) those parts of the Registration Statement which constitute the Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee.

         The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph
(c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities if a copy of the Prospectus or the Prospectus as then amended or supplemented (if the Prospectus has been amended or supplemented prior to the written confirmation of the sale of such Offered Securities to such person) had not been sent or given to such person at or prior to such written confirmation and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in such Prospectus or Prospectus as amended or supplemented, as the case may be.

         Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

         In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties, and that all such fees shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the second or third paragraphs hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities and (ii) the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VIII were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten and distributed to the public by such Underwriter were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VIII are several, in proportion to the respective principal amount or number, as the case may be, of Offered Securities purchased by each of such Underwriters, and not joint.

         The indemnity and contribution agreements contained in this Article VIII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.


                                       IX.


         This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the United States or the international financial markets is such as to make it, in the judgment of the Manager, impracticable to market the Offered Securities.


                                       X.


         If any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities which it or they have agreed to purchase pursuant to the Underwriting Agreement, and the aggregate amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Underwriters' Securities, the other Underwriters shall be obligated severally in the proportions which the amounts of Underwriters' Securities set forth opposite their names in the Underwriting Agreement bear to the aggregate amount of Underwriters' Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the amount of Underwriters' Securities which any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this
Article X by an amount in excess of one-ninth of such amount of Underwriters' Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of the Underwriters' Securities and arrangements satisfactory to the Manager and the Company for the purchase of such Underwriters' Securities, are not made within 36 hours after such default, this Agreement, or the provisions hereof applicable to the sale and purchase of the Underwriters' Securities, will terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Manager or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.

         If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                                                       Exhibit A



                            DELAYED DELIVERY CONTRACT



                                                                   , 199

Fortune Brands, Inc.
1700 East Putnam Avenue
Old Greenwich, Connecticut  06870-0811


Dear Sirs:

         The undersigned hereby agrees to purchase from FORTUNE BRANDS, INC., a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned the Company's securities described in Schedule I annexed hereto (the "Securities"), offered by the Company's Prospectus dated
      , 199   and Prospectus Supplement dated         , 199  , receipt of copies
of which is hereby acknowledged, at the purchase price stated in Schedule I and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

         The undersigned will purchase from the Company Securities in the principal amounts and number on the delivery dates as set forth in Schedule I. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date".

         Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by wire transfer to an account designated by the Company in immediately available funds, at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date, except that payment for any Securities that are Debt Securities in registered global form or Foreign Currency Warrants in registered global form shall be so made on the Delivery Date upon delivery to the Depositary named in the Prospectus Supplement referred to above of a single global Debt Security or a single global Foreign Currency Warrant certificate, as the case may be, registered in the name of such Depositary or a nominee thereof, for credit to the account of such Depositary participant as the undersigned may so designate.

         The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

         This contract shall be governed by and construed in accordance with the internal laws of the State of New York.

                                             Very truly yours,



                                             -------------------------------
                                                      (Purchaser)

                                             By
                                               -----------------------------
                                               -----------------------------
                                                        (Title)

                                               -----------------------------
                                               -----------------------------

                                                        (Address)

Accepted:

FORTUNE BRANDS, INC.



By
  --------------------------------
  Name:
  Title:

                 PURCHASER - PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows (please print):



                              Telephone No.
       Name                (Including Area Code)               Department

                                   SCHEDULE I



Securities:




Principal amount or Number to be Purchased:



Purchase Price:



Delivery Dates:

                                                                       Exhibit B


                       Opinion of Chadbourne & Parke LLP,
                             Counsel for the Company



         The opinion of Chadbourne & Parke LLP, counsel for the Company, to be delivered pursuant to Article V, paragraph (b) of the document entitled Fortune Brands, Inc. Underwriting Agreement Standard Provisions (Debt Securities, Warrants to Purchase Debt Securities and Foreign Currency Warrants) shall be to the effect that:

              (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

              (ii) each of the following subsidiaries of the Company: ACCO World Corporation, Acushnet Company, JBB Worldwide, Inc. and MasterBrand Industries, Inc. has been duly incorporated and is validly existing under the laws of its state of incorporation;

              (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act of 1939, as amended;

              (iv) each of the Debt Warrant Agreement, if any, and the Currency Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

              (v) the Offered Securities and the Debt Warrant Securities, if any, when executed and either authenticated or countersigned in accordance with the provisions of, as the case may be, the Indenture, the Debt Warrant Agreement, if any, or the Currency Warrant Agreement, if any, and delivered and paid for (A) by the Underwriters pursuant to the Underwriting Agreement or by institutional investors, if any, pursuant to Delayed Delivery Contracts, in the case of the Offered Securities, and (B) upon exercise of Debt Warrants pursuant to the Debt Warrant Agreement, in the case of the Debt Warrant Securities, will be valid and binding obligations of the Company and will be entitled to the benefits of, as the case may be, the Indenture, the Debt Warrant Agreement or the Currency Warrant Agreement;

              (vi) the shares of Common Stock initially issuable upon conversion of any convertible Debt Securities have been duly authorized and reserved for such issuance, the shares of Common Stock, if any, issued upon conversion of any convertible Debt Securities in accordance with their terms will be validly issued, fully paid and non-assessable and the accompanying Rights, if any, have been duly authorized and will be validly issued;

              (vii) the Registration Statement and the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder;

              (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law;

              (ix) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company;

              (x) the issuance of the Offered Securities and the Debt Warrant Securities, if any, in accordance with, as the case may be, the Indenture, the Debt Warrant Agreement, if any, and the Currency Warrant Agreement, if any, and the sale thereof in accordance with the Underwriting Agreement, and the issuance of the shares of Common Stock initially issuable upon conversion of any convertible Debt Securities and the accompanying Rights, if any, do not and will not contravene the Certificate of Incorporation or By-laws of the Company or any provision of any indenture, mortgage or other agreement known to such counsel by which the Company is bound;

              (xi) no authorization from any regulatory board, agency or instrumentality having jurisdiction over the Company (other than registration under the Securities Act of 1933 and qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and qualification or other authorization under state securities or "blue sky" laws, as to which such counsel need express no opinion) is required for the performance by the Company of the Underwriting Agreement;

              (xii) the Indenture, the Debt Warrant Agreement, if any, and the Currency Warrant Agreement, if any, and the Offered Securities, the Debt Warrant Securities, if any, and, if applicable, the capital stock of the Company and the Rights conform to the descriptions thereof in the Prospectus;

              (xiii) such counsel is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934 (except as to financial statements and other financial and statistical data contained or incorporated therein, as to which such counsel need not express any opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder; and

              (xiv) such counsel believes that, based upon their examination and participation in conferences, but without independent verification except as specified (except for the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Offered Securities and the Debt Warrant Securities, if any, when such part became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that (except for the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) the Registration Statement and the Prospectus on the date of the Underwriting Agreement did not, and the Prospectus, as amended or supplemented, if applicable, on the Closing Date does not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering its opinion, Chadbourne & Parke LLP may limit its opinion to matters of the laws of the United States of America and the State of New York and the General Corporation Law of the State of Delaware.

                                                                       Exhibit C



                        Opinion of Davis Polk & Wardwell,
                          Counsel for the Underwriters



         The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document entitled Fortune Brands, Inc. Underwriting Agreement Standard Provisions (Debt Securities, Warrants to Purchase Debt Securities and Foreign Currency Warrants) shall be to the effect that:

              (i) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and has been duly qualified under the Trust Indenture Act of 1939;

              (ii) each of the Debt Warrant Agreement, if any, and the Currency Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

              (iii) the Offered Securities and the Debt Warrant Securities, if any, when executed and either authenticated or countersigned in accordance with the provisions of, as the case may be, the Indenture, the Debt Warrant Agreement, if any, or the Currency Warrant Agreement, if any, and delivered and paid for (A) by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, in the case of the Offered Securities, and (B) upon exercise of the Debt Warrants pursuant to the Debt Warrant Agreement, in the case of the Debt Warrant Securities, will be valid and binding obligations of the Company and will be entitled to the benefits of, as the case may be, the Indenture, the Debt Warrant Agreement and the Currency Warrant Agreement;

              (iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law;

              (v) the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company;

              (vi) the statements in the Prospectus under "Description of Debt Securities", ["Description of Debt Warrants", "Description of Foreign Currency Warrants", "Description of Capital Stock", "Plan of Distribution" and "Underwriting"], insofar as such statements constitute a summary of the documents or proceedings referred to therein, fairly present the information called for with respect to such documents and proceedings; and

              (vii) such counsel (A) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for the financial statements contained or incorporated by reference therein and other financial data derived from such financial statements, as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (B) believes that the Registration Statement and the Prospectus (except for the financial statements contained or incorporated by reference therein and other financial data derived from such financial statements, as to which such counsel need not express any belief) on the date of the Underwriting Agreement did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and that the Prospectus (except as aforesaid), as amended or supplemented, if applicable, on the Closing Date does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the documents incorporated by reference therein) and review and discussion of the contents thereof, but is without independent check or verification except as specified.